UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 10, 2026

O’Reilly Automotive, Inc.

(Exact name of registrant as specified in its charter)

Missouri	000-21318	27-4358837
(State or other jurisdiction	Commission file	(I.R.S. Employer
of incorporation or organization)	number	Identification No.)

233 South Patterson Avenue

Springfield, Missouri 65802

(Address of principal executive offices, Zip code)

(417) 862-6708

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock $0.01 par value	ORLY	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) has appointed Colin Yankee as Executive Vice President and Chief Supply Chain Officer, effective July 13, 2026.  In this position, Mr. Yankee will be responsible for all aspects of our supply chain operations including merchandise, inventory management, distribution operations, and transportation.

Mr. Yankee, age 49, joins O’Reilly with more than 20 years of retail supply chain experience.  Prior to joining O’Reilly, Mr. Yankee held the position of Executive Vice President, Chief Supply Chain Officer at Tractor Supply Company since February 2020, where he had responsibility for the end-to-end supply chain, global sourcing and trade compliance, inventory management, and e-commerce and omni-channel operations.   Mr. Yankee’s career also includes supply chain and distribution operations positions with Neiman Marcus and Target Corporation.

Mr. Yankee will receive an annual base salary of $700,000 and will be eligible to participate in the annual performance incentive compensation plan, with an annual incentive target of 85% of his base salary, based on the Company’s actual performance as measured against the same criteria that are applicable to the Company’s other executive officers.  Mr. Yankee will receive a stock option award with an estimated future fair value of 100% of his annual base salary, granted at the same time that annual grants for the Company’s other executive officers are awarded.  In addition, Mr. Yankee will receive a position level stock option award in connection with his hiring, with a grant-date fair value of $500,000, to be granted on July 13, 2026, and determined using the Black-Scholes option pricing model.  He will also be eligible for other benefits and perquisites on terms substantially similar to those that apply to other executive officers of the Company.  The Company has entered into a change in control severance agreement with Mr. Yankee, which includes the same terms and provisions as those for the Company’s other executive officers.

There are no arrangements or understanding between Mr. Yankee and any other person pursuant to which Mr. Yankee was selected as an officer, there are no family relationships between Mr. Yankee and any director or other officer of the Company, and there are no transactions in which the Company is a party and in which Mr. Yankee has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2026	O’REILLY AUTOMOTIVE, INC.

	By:	/s/ Jeremy A. Fletcher
Jeremy A. Fletcher
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)